SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               November 22, 1996
                     (Date of earliest event reported)

                          STANDARD FINANCIAL, INC.
           (Exact Name of Registrant as Specified in its Charter)

           Delaware               0-24082               36-3941870

           (State or Other     (Commission File        (IRS Employer
           Jurisdiction of       File Number)           Identification
           Incorporation)                                  Number)


                           4192 South Archer Avenue
                         Chicago, Illinois 60632-1890
              (Address of Principal Offices, including zip code)

                               (312) 847-1140
            (Registrant's telephone number, including area code)

                                    N/A
       (Former name or former address, if changed since last report)


          ITEM 5.   OTHER EVENTS.

                    On November 22, 1996, the Board of Directors of Standard Financial, Inc. (the "Corporation") approved an amendment to the Corporation's existing Bylaws. The amendment to the Bylaws is summarized below.

                    Article I, Section 7(b) of the Bylaws was amended to provide that no business may be transacted at an annual meeting of stockholders of the Corporation other than business that is (i) specified in the notice of meeting given by the Board of Directors of the Corporation, (ii) otherwise properly brought before the annual meeting by the Board of Directors of the Corporation or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation
          (A) who is a stockholder of record on the date notice to the Corporation of the business to be transacted was given by such stockholder (as provided in clause (B) below) and on the record date for the determination of stockholders entitled to vote at the annual meeting and
          (B) who submits to the Corporation the stockholder proposal to be considered, in proper written form as provided in the amended Bylaws, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting or, if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs.

                    Article I, Section 7(c) of the Bylaws was amended to provide that persons may be nominated to stand for election as a director of the Corporation only (i) by or at the direction of the Board of Directors of the Corporation or (ii) by any stockholder of the Corporation
          (A) who is a stockholder of record on the date notice to the Corporation of the person to be nominated to stand for election as a director was given by such stockholder (as provided in clause (B) below) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) who submits to the Corporation the notice of the person to be nominated to stand for election as a director, in proper written form as provided in the amended Bylaws, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting or, if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Notwithstanding anything in clause (B) (above) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

                    Article I, Section 7 of the Bylaws was amended to add Subsection (d) which provides that, for the purposes of Article I, Section 7 of the Bylaws, a "public announcement" is an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

                    The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is incorporated by reference herein by Exhibit 3.2 to this Current Report on Form 8-K.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits:

               3.2 Bylaw Amendment of Standard Financial, Inc., dated November 22, 1996.

               99.1 Press release dated November 22, 1996 regarding
                    approval by Standard Financial, Inc. Board of
                    Directors of Bylaw Amendment.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STANDARD FINANCIAL, INC.

                                   By: /s/ Randall R. Schwartz
                                      ------------------------------
                                      Name:  Randall R. Schwartz
                                      Title: Vice President
                                             and General Counsel

          Dated:    November 22, 1996


                                EXHIBIT INDEX

          Exhibit        Description

          3.2 Standard Financial, Inc. Bylaw Amendment, approved November 22, 1996.

          99.1           Standard Financial, Inc. Press Release
                         dated November 22, 1996.